UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01.	Other Events.

On December 2, 2019, we issued a press release announcing that our operating subsidiary ACM Research (Shanghai), Inc., or ACM Shanghai, entered into an agreement with Shanghai Lingang Industry Zone Economic Development Co., Ltd., or Lingang Development, and the Administrative Committee of China (Shanghai) Pilot Free Trade Zone Lingang Special Area, to initiate a bidding process with respect to a designated parcel of land, or the Target Plot, in the Lingang area of Shanghai in the People’s Republic of China. If it completes the bidding process successfully, ACM Shanghai would seek to enter into a definitive agreement under which it would acquire rights for fifty years to the Target Plot, on which ACM Shanghai would construct a new research and development center and production facility. The Target Plot is located approximately thirty miles from ACM Shanghai’s headquarters in Shanghai’s Zhangjiang Hi-Tech Park.

We expect the bidding and negotiation process for the land will be completed by the first half of 2020. If the process is successfully completed on that schedule, ACM Shanghai would seek to begin construction of a new research and development center and factory on the Target Plot in the second half of 2020, with the objective of commencing production at the new facility in late 2022.

Pursuant to the existing agreement, ACM Shanghai is obligated to pay a performance bond of RMB 640,000 (approximately $90,892, based on the conversion rate of 7.04133 RMB to U.S. dollars as of December 2, 2019, as published by the State Administration of Foreign Exchange of the People's Republic of China) to Lingang Development. In general, if ACM Shanghai decides not to proceed with the bidding and negotiation process for the land in accordance with the requirements of the existing agreement, Lingang Development will be entitled to keep the performance bond as liquidated damages. Otherwise, Lingang Development generally will be obligated to return the performance bond to ACM Shanghai, including if ACM Shanghai is unsuccessful in bidding for rights to the Target Plot or is successful in entering into a definitive agreement to acquire rights to the Target Plot.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press release dated December 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer
Dated: December 6, 2019